Exhibit 99.2

Independent Auditors’ Review Report

The Board of Directors

Severstal Dearborn, LLC:

Report on the Financial Statements

We have reviewed the accompanying consolidated balance sheet as of June 30, 2014 of Severstal Dearborn, LLC and subsidiaries (the Company) and the related consolidated statements of operations, comprehensive income (loss), member’s equity, and cash flows for the six month periods ended June 30, 2014 and 2013.

Management’s Responsibility

The Company’s management is responsible for the preparation and fair presentation of the interim financial information in accordance with U.S. generally accepted accounting principles; this responsibility includes the design, implementation, and maintenance of internal control sufficient to provide a reasonable basis for the preparation and fair presentation of interim financial information in accordance with U.S. generally accepted accounting principles.

Auditors’ Responsibility

Our responsibility is to conduct our reviews in accordance with auditing standards generally accepted in the United States of America applicable to reviews of interim financial information. A review of interim financial information consists principally of applying analytical procedures and making inquiries of persons responsible for financial and accounting matters. It is substantially less in scope than an audit conducted in accordance with auditing standards generally accepted in the United States of America, the objective of which is the expression of an opinion regarding the financial information. Accordingly, we do not express such an opinion.

Conclusion

Based on our reviews, we are not aware of any material modifications that should be made to the consolidated financial information referred to above for it to be in accordance with U.S. generally accepted accounting principles.

Report on Balance Sheet as of December 31, 2013

We have previously audited, in accordance with auditing standards generally accepted in the United States of America, the consolidated balance sheet as of December 31, 2013, and the related consolidated statements of operations, comprehensive income (loss), member’s equity and cash flows for the year then ended (not presented herein); and we expressed an unmodified audit opinion on those audited consolidated financial statements in our report dated April 11, 2014. In our opinion, the accompanying consolidated balance sheet of Severstal Dearborn, LLC and subsidiaries as of December 31, 2013 is consistent, in all material respects, with the audited consolidated financial statements from which it has been derived.

/s/ KPMG LLP

Detroit, Michigan

September 3, 2014

SEVERSTAL DEARBORN, LLC

AND SUBSIDIARIES

Consolidated Balance Sheets

(Amounts in thousands of U.S. dollars)

	Unaudited
	June 30, 2014	December 31, 2013
Assets
Current assets:
Cash and cash equivalents	$239	262
Accounts receivable:
Trade and other (net of allowance for doubtful accounts of $829 and $1,700 at June 30, 2014 and December 31, 2013, respectively)	144,754	154,402
Affiliates	25,466	24,941
Inventories	295,366	393,475
Other current assets	24,778	34,781

Total current assets	490,603	607,861

Net property, plant, and equipment	386,422	1,337,466
Investment in unconsolidated affiliates	45,725	99,946
Long term receivables from related party	97,760	94,000
Deferred charges and other	130,311	135,645

Total assets	$1,150,821	2,274,918

Liabilities and Member’s Equity
Current liabilities:
Accounts payable:
Trade	$179,613	207,763
Affiliates	25,383	29,793
Short-term debt	—	64
Accrued vacation pay	8,846	8,410
Taxes other than income	72	4,455
Other accrued liabilities	21,244	33,095

Total current liabilities	235,158	283,580
Long-term debt	108,416	180,406
Long-term debt-related party	196,385	217,985
Other postretirement benefits	66,749	64,965
Deferred credits	26,670	27,295
Other liabilities	26,998	19,136

Total liabilities	660,376	793,367

Member’s equity	490,445	1,481,551

Total liabilities and member’s equity	$1,150,821	2,274,918

See accompanying notes to unaudited consolidated financial statements.

SEVERSTAL DEARBORN, LLC

AND SUBSIDIARIES

Consolidated Statements of Operations

(Amounts in thousands of U.S. dollars)

	Unaudited
	Six Months Ended June 30,
	2014	2013
Sales:
Unaffiliated customers	$1,001,034	1,012,257
Affiliates	5,162	6,028

Total sales	1,006,196	1,018,285

Costs and expenses:
Costs (excluding items listed below)	957,026	940,097
Depreciation and amortization	53,705	48,916
Selling and administrative expenses	19,249	27,104
Impairment of long-lived assets	915,738	—

Total costs and expenses	1,945,718	1,016,117

Operating income (loss)	(939,522)	2,168
Interest income	5,155	4,591
Interest expense	(11,285)	(19,690)
Loss on disposal of assets	(651)	(598)
Other – net	413	366
Equity loss from unconsolidated affiliates	(45,305)	(7,508)

Loss before income taxes	(991,195)	(20,671)
Income tax benefit	27	—

Net loss	$(991,168)	(20,671)

See accompanying notes to unaudited consolidated financial statements.

SEVERSTAL DEARBORN, LLC

AND SUBSIDIARIES

Consolidated Statements of Comprehensive Income (Loss)

(Amounts in thousands of U.S. dollars)

	Unaudited
	Six Months Ended June 30,
	2014	2013
Net loss	$(991,168)	(20,671)

Other comprehensive income (loss):
Postemployment benefits:
Amortization of prior service cost included in net periodic benefit costs	62	63
Cash flow hedges:
Reclassification to statement of operations	—	1,904

Other comprehensive income	62	1,967

Comprehensive loss	$(991,106)	(18,704)

See accompanying notes to unaudited consolidated financial statements.

SEVERSTAL DEARBORN, LLC

AND SUBSIDIARIES

Consolidated Statements of Member’s Equity

(Amounts in thousands of U.S. dollars)

Unaudited

			Accumulated
		Accumulated	other
	Contributed	Earnings/	comprehensive
	capital	(deficit)	loss	Total
Balance at December 31, 2012	$1,072,424	503,564	(8,860)	1,567,128
Net loss	—	(20,671)	—	(20,671)
Other comprehensive income	—	—	1,967	1,967

Balance at June 30, 2013	1,072,424	482,893	(6,893)	1,548,424

Balance at December 31, 2013	1,072,424	412,902	(3,775)	1,481,551
Net loss	—	(991,168)	—	(991,168)
Other comprehensive income	—	—	62	62

Balance at June 30, 2014	1,072,424	(578,266)	(3,713)	490,445

See accompanying notes to unaudited consolidated financial statements.

SEVERSTAL DEARBORN, LLC

AND SUBSIDIARIES

Consolidated Statements of Cash Flows

(Amounts in thousands of U.S. dollars)

	Unaudited
	Six Months Ended June 30,
	2014	2013
Cash flows from operating activities:
Net loss	$(991,168)	(20,671)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	53,705	48,916
Amortization of capitalized debt costs	377	3,342
Loss on disposal of assets	651	598
Equity loss from unconsolidated affiliates	45,305	7,509
Dividends from investments in unconsolidated affiliates	4,686	2,435
Interest in kind from related party	(3,760)	(3,477)
Impairment of long-lived assets	915,738	—
Deferred credits	(625)	(624)
Changes in assets and liabilities:
Accounts receivable	9,122	(55,783)
Inventories	102,320	143,724
Other current assets and deferred charges	14,986	11,095
Accounts payable and accrued liabilities	(40,069)	9,277

Net cash provided by operating activities	111,268	146,341

Cash flows from investing activities:
Capital expenditures	(18,240)	(25,433)
Investments in unconsolidated affiliates	21	12
Proceeds from disposal of assets	609	102

Net cash used in investing activities	(17,610)	(25,319)

Cash flows from financing activities:
Proceeds from debt financing	804,996	425,293
Payment of debt	(898,650)	(546,285)
Fees paid for debt	(27)	—

Net cash used in financing activities	(93,681)	(120,992)

Net increase (decrease) in cash and cash equivalents	(23)	30
Cash and cash equivalents – beginning of period	262	162

Cash and cash equivalents – end of period	$239	192

Supplemental information:
Cash paid for interest	$2,758	12,214
Unpaid purchases of property, plant and equipment included in accounts payable	15,360	15,059

See accompanying notes to unaudited consolidated financial statements.

SEVERSTAL DEARBORN, LLC

AND SUBSIDIARIES

Notes to Unaudited Consolidated Financial Statements

(Amounts in thousands of U.S. dollars unless otherwise noted)

NOTE 1: Basis of Presentation

In the opinion of the management of Severstal Dearborn (SDL), LLC and its wholly owned subsidiaries, SNA Holdings, LLC (SHL), SNA Carbon, LLC (Carbon), and Charnwood I, LLC (CHL) (together, the Company), the accompanying consolidated financial statements contain all adjustments, consisting of normal recurring adjustments, necessary to present fairly the financial position of the Company as of June 30, 2014, the results of its operations and cash flows for the six months ended June 30, 2014 and 2013. The results of operations for the six months ended June 30, 2014 are not necessarily indicative of the results to be expected for the full year ending December 31, 2014. These consolidated financial statements should be read in conjunction with the audited consolidated financial statements of the Company for the year ended December 31, 2013.

NOTE 2: Trade Accounts Receivable and Significant Customers

The Company reviews its accounts receivable balances for collectability on a periodic basis. Customer accounts that are determined to be at risk for collection by management, such as those customers in bankruptcy proceedings, are 100% reserved. Customer accounts considered to be collectible with a high level of confidence by management are not reserved. All other customer accounts are reviewed for collectability and a reserve is established using the following method:

a) Unpaid accounts receivable invoices past due date for 30-60 days are reserved 25%

b) Unpaid accounts receivable invoices past due date for 61-90 days are reserved 50%

c) Unpaid accounts receivable invoices past due date for 91 or more days are reserved 100%

This policy was changed during the six months ended June 30, 2014 to align with the policy of the parent. The change in policy resulted in an insignificant difference in the estimated uncollectible accounts. Account balances are charged off against the allowance after all means of collection have been exhausted and the potential for recovery is considered remote. The Company does not have any off-balance sheet credit exposure related to its customers.

The Company’s significant customers in the six months ended June 30, 2014 were Ford Motor Company (Ford) and Fiat SPA (Fiat, formerly Chrysler LLC). Revenues earned from sales to these customers comprised 25% and 15% respectively, of total revenues for the six months ended June 30, 2014. At June 30, 2014, amounts due from those customers comprised 14% and 22% of accounts receivable, respectively.

The Company’s significant customers in the first six months of 2013 were Ford, Fiat and General Motors Corporation (GM). Revenues earned from sales to these customers comprised 26%, 14%, and 12%, respectively, of total revenues for the six months ended June 30, 2013. At December 31, 2013, amounts due from those customers comprised 7%, 17%, and 13% of accounts receivable, respectively.

SEVERSTAL DEARBORN, LLC

AND SUBSIDIARIES

Notes to Unaudited Consolidated Financial Statements

(Amounts in thousands of U.S. dollars unless otherwise noted)

NOTE 3: Inventories

The major classes of inventories are as follows:

	June 30, 2014	December 31, 2013
Production:
Raw materials	$91,004	174,429
Semi finished and finished steel products:
On site	102,288	86,579
On consignment	78,378	113,232

Total production inventories at average actual cost	271,670	374,240
Nonproduction and sundry	23,696	19,235

Total inventories	$295,366	393,475

NOTE 4: Property, Plant and Equipment

Property, Plant and Equipment consist of the following:

	June 30, 2014	December 31, 2013
Land	$4,771	4,771
Buildings and improvements	82,143	323,018
Machinery and equipment	266,667	1,358,318
Construction in progress	32,841	29,599

Subtotal	386,422	1,715,706
Less accumulated depreciation	—	378,240

Total Property, Plant and Equipment	$386,422	1,337,466

NOTE 5: Investments in Unconsolidated Affiliates

The Company’s investments in unconsolidated affiliates consists of a 50% interest in Double Eagle Steel Coating company (Double Eagle), a 48% interest in Spartan Steel Coating, L.L.C. (Spartan), a 49% interest in Delaco Steel Processing, L.L.C. (Delaco), and a 50% interest in Mountain State Carbon, L.L.C. (MSC). The Company’s investments in unconsolidated affiliates are accounted for under the equity method.

The table below set forth summarized financial information for the Company’s unconsolidated affiliates:

	Six months ended June 30,
	2014	2013
Net sales	$110,632	85,864
Gross profit (loss)	5,247	(13,892)
Net loss	(90,577)	(17,711)

SEVERSTAL DEARBORN, LLC

AND SUBSIDIARIES

Notes to Unaudited Consolidated Financial Statements

(Amounts in thousands of U.S. dollars unless otherwise noted)

Double Eagle is an electro galvanizing facility that is operated as a cost center. Accordingly, Double Eagle records neither sales revenue nor income. In May 2013, the members agreed to dissolve Double Eagle by March 31, 2015. Double Eagle has adjusted its estimate of the useful lives for all property, plant and equipment accordingly. The Company is committed to pay 50% of the fixed costs incurred and a pro rata share of variable costs based on coatings applied to the Company’s products. These costs were reflected in inventory through February 2014, after which time the Company eliminated electro galvanized steel from its product offerings. Starting in March 2014, Double Eagle fixed costs paid by the Company, in the amount of $6,215 for the six months ended June 30, 2014, are reflected in Costs on the accompanying consolidated statement of operations.

Spartan is a hot-dip galvanizing facility. Coating costs associated with Spartan’s processing of the Company’s products are reflected in inventory. Delaco is a flat-rolled steel slitting operation. Slitting costs associated with Delaco’s processing of the Company’s products are reflected in cost and expenses.

On September 29, 2005, Carbon and Wheeling Pittsburg Steel Corporation (successor in interest RG Wheeling LLC (RG Wheeling)) entered into an Amended and Restated Limited Liability Company Agreement (LLC Agreement) to form MSC to produce and sell metallurgical coke to its members under the terms of coke supply agreements between MSC and its members. Under the terms of the LLC Agreement, Carbon contributed $60,000 during the period from September 29, 2005 to December 31, 2005 in exchange for a 33.33% nonvoting capital interest and a 50% voting interest. Carbon contributed an additional $60,000 in the first half of 2006 in return for an additional nonvoting capital interest of 16.67% effective March 15, 2006. The Company has determined that it does not have the power to direct the activities that most significantly affect MSC’s economic performance; therefore the Company’s interest in MSC is accounted for under the equity method.

In May 2012, MSC terminated a coke supply agreement with RG Wheeling as a result of RG Wheeling’s failure to cure certain defaults under the agreement. On May 31, 2012, RG Wheeling, in conjunction with its parent, petitioned for protection in Delaware under federal bankruptcy law and subsequent to such filing ceased all operations. The Company continued to purchase its historically consistent 50% level of MSC’s coke capacity while the Delaware bankruptcy court continued to deliberate the disposition of RG Wheeling’s membership interest in the MSC venture. The Company’s U.S. parent, Severstal US Holdings, LLC (SUSH), has provided liquidity support to MSC in response to RG Wheeling’s failure to perform under the coke supply agreement.

In July 2014, the bankruptcy court approved a mutually agreed settlement of all claims between RG Steel, LLC (RG Steel), RG Wheeling’s parent, and SUSH. Terms of this settlement agreement provided for, among other things, the release of a note receivable issued by RG Steel payable to SUSH that was secured by RG Wheeling’s 50% interest in MSC. The settlement agreement also provided for Carbon to assume RG Wheeling’s 50% interest in MSC.

SEVERSTAL DEARBORN, LLC

AND SUBSIDIARIES

Notes to Unaudited Consolidated Financial Statements

(Amounts in thousands of U.S. dollars unless otherwise noted)

The table below summarizes the fair values of assets acquired and liabilities assumed by the Company in July 2014:

Assets:
Current Assets
Cash and cash equivalents	$4,464
Accounts Recievable	7,857
Inventories	13,423
Other current assets	395
Property, Plant, & Equipment	60,885
Intangible assets	1,747

Total assets	88,771

Liabilities:
Current liabilities
Accounts Payable	$6,541
Other accrued liabilities	9,751
Long term debt -related party	30,441
Other long term liabilities	2,409

Total liabilities	49,142

The Company assumed an environmental contingency in the amount of $2,409, presented in “Other long term liabilities” in the table above. The Company also assumed a contingency related to an employment matter in the amount of $290, presented in Other accrued liabilities in the table above.

Supplemental information on an unaudited pro forma basis, as if the Mountain State Carbon acquisition had been consummated on January 1, 2013, is presented as follows:

	Six Months Ended June 30,
	2014	2013
	(Unaudited)
Revenues	$1,012,280	1,021,214
Net loss	(1,040,951)	(32,978)

As of June 30, 2014, the historical value of the Company’s equity interest in Mountain State Carbon was $20,336. The balance includes the Company’s respective 50% share, or $44,702, of an impairment recorded at MSC in June 2014. The impairment was recorded as a result of an indication of fair value from the change in control transaction subsequent to June 30, 2014. Therefore, the Company’s investment in MSC is reflected at its fair value as of June 30, 2014. This transaction is considered a “step acquisition” whereby the Company’s ownership interest in MSC held before the acquisition is required to be remeasured to fair value at the date of the acquisition. The Company’s ownership in Mountain State Carbon was remeasured at fair market value determined by the income approach, using a discounted cash flow analysis. The impairment loss of $44,702 as a result of remeasurement is included in Equity (loss) from unconsolidated affiliates on the accompanying consolidated statement of operations.

SEVERSTAL DEARBORN, LLC

AND SUBSIDIARIES

Notes to Unaudited Consolidated Financial Statements

(Amounts in thousands of U.S. dollars unless otherwise noted)

NOTE 6: Income Taxes

The Company is considered a disregarded entity by SUSH for Federal income tax purposes. As such, the Company is not directly subject to Federal and most state income taxes and the Company’s operating results are included in the income tax filings of SUSH. Income taxes for the six months ended June 30, 2014 were ($27) with an effective tax rate of 0%, compared to $0 with an effective rate of 0% during the same period in 2013. Income taxes incurred during the six months ended June 30, 2014 represent Federal and state taxes for periods prior to the Company’s conversion to a disregarded single member limited liability company on December 31, 2010. The Company is still subject to Federal or state examinations for open tax years prior to the conversion, currently extending back until 2007.

NOTE 7: Debt

Debt consisted of the following at June 30, 2014 and December 31, 2013:

	June 30,	December 31,
	2014	2013
Short-term debt:
Insurance premium financing	$—	64
Long-term debt:
Revolving credit facility	108,416	180,406
Term loan:
Unsecured loan – due to SUSH, an affiliate	196,385	217,985

Total long-term debt	304,801	398,391

Total debt	$304,801	398,455

The revolving credit facility has one financial covenant: a minimum fixed charge coverage ratio (FCCR) that is tested only when borrowing availability falls below a certain threshold. As of June 30, 2014, the Company was not required to test the FCCR as availability was above the threshold.

At June 30, 2014, eligible accounts receivables and inventories at the Company supported borrowing capacity under the revolving credit facility of $252,129, of which up to an additional $141,973 could be borrowed after subtracting the amount of borrowings outstanding and the amount of letters of credit outstanding. Outstanding letters of credit at June 30, 2014 under the revolving credit facility was $1,741. The interest rate on the revolving credit facility was 4% at June 30, 2014.

Accrued and unpaid interest of $23,900 and $15,380 as of June 30, 2014 and December 31, 2013, respectively, for the unsecured loan from SUSH is presented in Other liabilities on the accompanying consolidated balance sheet.

NOTE 8: Postretirement and Postemployment Benefit Plans

The Company has adopted postretirement benefit plans (the Plans) covering certain employees. The Plans are operated on a pay-as-you-go basis. There are no assets that have been segregated and restricted to provide for retiree medical benefits under the Plans. The benefit amounts paid for six months ended June 30, 2014 and 2013 were $524 and $1,166, respectively.

SEVERSTAL DEARBORN, LLC

AND SUBSIDIARIES

Notes to Unaudited Consolidated Financial Statements

(Amounts in thousands of U.S. dollars unless otherwise noted)

The following table presents net periodic benefit cost of the Plans:

	Six months ended June 30,
	2014	2013
Service cost	$814	886
Interest cost	1,486	1,194
Amortization of prior service cost	63	63
Amortization of loss	—	18

Net periodic benefit cost:	$2,363	2,161

NOTE 9: Deferred Credits

Tax Incentives

As of December 15, 2008, The Company’s application for a $10,000 Michigan Public Act (PA) 381 Brownfield MBT credit (MBT Credit) was approved and authorized by the Michigan Economic Development Corporation as an incentive related to the Company’s pickle line tandem cold mill (PLTCM) Modernization. For purposes of final approval of the MBT Credit, the PLTCM project and related capital spending were completed in September 2011. Other conditions precedent to issuance of the PLTCM project completion certificate included: (1) actual employee count of at least 1,500 and (2) active progress toward resolution of certain Michigan OSHA findings. These conditions were met in September 2011. In order to accelerate its realization, the Company sought to assign the MBT Credit to other parties under PA 381’s credit assignment provisions. Buyers of the rights to the MBT Credit were identified and sale/assignment was executed in October 2011 at discounts ranging from 9 – 10%. The MBT Credit assignments contain provisions which indemnify the buyer in the event of credit recapture. The Company received $8,961, net of brokers fees, associated with the sale of the MBT Credit in December 2011.

The Company also negotiated a $30,000 Jumbo Brownfield Credit, payable in $3,000 installments over 10 years, as an incentive related to the Company’s hot dip galvanizing line (HDGL) project. Certification of the Jumbo Credit was received in December 2011. The Company sold the 2011 credit at the same discount range of 9 – 10%, and received $2,660, net of brokerage fees in January 2012.

Beginning in 2012, Brownfield Credits can be claimed as 90% refundable, and can also be claimed during the tax year. Previously, if a taxpayer elected to claim the credit as a refundable credit, the rate was 85% and could only be claimed on a filed tax return. The Company elected to claim the 2012-2014 credits as refundable, and received $2,700 in March 2014 and $2,700 in March 2013.

SEVERSTAL DEARBORN, LLC

AND SUBSIDIARIES

Notes to Unaudited Consolidated Financial Statements

(Amounts in thousands of U.S. dollars unless otherwise noted)

The Company recognized the MBT Credit and Jumbo Credit as tax receivables and deferred items within the Company’s consolidated balance sheets as shown below:

	June 30, 2014	December 31, 2013
Other current asset:
Gross current receivable	$2,700	2,700
Discount on receivable (4.6% rate)	(684)	(729)

Net current receivable	2,016	1,971

Deferred charges and other:
Gross noncurrent receivable	13,500	16,200
Discount on receivable (4.6% rate)	(2,000)	(2,319)

Net noncurrent receivable	11,500	13,881

Total tax incentive receivable	$13,516	15,852

Deferred income:
Other accrued liabilities	$1,250	1,250
Deferred credits	26,670	27,295

Total deferred income	$27,920	28,545

The deferred credits are being amortized to cost of sales on a straight-line basis over the estimated useful life of the associated assets. Amortization for the six months ended June 30, 2014 and 2013 was $625 and $625, respectively. The accretion of the tax incentive receivable is recognized in interest income in the accompanying consolidated statement of operations over the 10 year payback period using the effective interest method, starting in 2012. Interest income recognized for the six months ended June 30, 2014 and 2013 was $365 and $408, respectively.

NOTE 10: Environmental and Legal Contingencies

Environmental Matters

The Company was indemnified by Ford through December 15, 2009 for environmental obligations relating to conditions arising prior to the acquisition of Rouge Steel Company (Rouge Steel), the Company’s predecessor, from Ford in 1989. The Company did not acquire any of the environmental obligations of Rouge Steel.

For the six months ended June 30, 2014 and 2013, the Company accrued and recognized in the accompanying consolidated statement of operations $400 and $580, respectively, for anticipated fines associated with letters of violation from the Michigan Department of Environmental Quality. The Company is currently in negotiations with environmental regulators that would result in a consent order and agreement that would require the Company to pay fines for all outstanding letters of violation and would stipulate corrective actions required by the Company to mitigate environmental excursions in the future. The estimated amount of settlement recognized in the accompanying consolidated balance sheet as of June 30, 2014 is $2,199 and is subject to possible change in future periods. The matter is expected to be resolved during the second half of 2014.

SEVERSTAL DEARBORN, LLC

AND SUBSIDIARIES

Notes to Unaudited Consolidated Financial Statements

(Amounts in thousands of U.S. dollars unless otherwise noted)

Legal Matters

The Company is party to legal actions and claims arising in the ordinary course of business. The Company’s management believes, based upon information currently available, that such litigation and claims, both individually and in the aggregate, will be resolved without a material effect on its results of operations and its financial statements as a whole in the period of resolution. However, litigation involves an element of uncertainty, and future developments could cause these actions or claims to have a material adverse effect on the Company’s results of operations and its financial statements as a whole in the period of resolution. Legal matters for which the Company has made a determination that a loss is not probable or estimable and, therefore, has not recorded an accrual include the following:

In 2010, ArcelorMittal filed a claim against the Company and two other steel manufacturing companies alleging patent infringement for certain steel products. The claim seeks injunctive relief and unspecified damages. In 2011, a jury trial found the Company did not infringe on the patent and the patent was invalid. ArcelorMittal appealed the decision. The appeals court affirmed the jury finding that the Company did not infringe on the patent. However, the Court reversed certain findings regarding the validity of the patent. The case was remanded to the trail court for further proceedings. In 2013, ArcelorMittal petitioned for, and received, a reissued patent and filed a second claim alleging infringement of the reissued patent, again seeking injunctive relief and unspecified damages. In 2013, the court found that the Company did not infringe on the reissued patent and that the reissued patent was invalid due to a statute of limitations on enhancements of the original patent. Also, in 2013, ArcelorMittal filed an appeal of the courts findings of the second claim. The Company continues to vigorously defend against this claim.

In 2013, Cliffs Sales Company (Cliffs) filed a claim against the Company for $13,300 alleging breach of contract regarding a commitment to purchase iron ore chips from Cliffs. The Company maintains that the purchase commitment was satisfied pursuant to a subsequent revised agreement. Discovery is ongoing and a trial date has not been determined.

In 2014, several plaintiffs filed a claim against the Company alleging violations of the environmental air permit issued to the Company in 2008 for its new blast furnace operations. The claim seeks damages relating to the violations. No trial date has been established, nor has discovery commenced.

In 2013, the Company and Mechel Bluestone Inc. (Bluestone) settled several legal claims and counterclaims regarding a coal supply agreement between Bluestone and a related party of the Company. The agreement required Bluestone to pay the Company $12,000 in three installments through November 2014 and required the Company to purchase a specified amount of coal from Bluestone over a two year period at market rates determined at the beginning of each year. The Bluestone payments were guaranteed by Bluestone’s parent, Mechel Mining OAO, and the Company recorded a receivable for the future installments. Bluestone failed to make the second installment payment of $4,000 due on November 30, 2013. The Company has subsequently stopped purchasing coal from Bluestone. In 2014, the Company filed a complaint seeking to recover the payment. The total amount of the receivable from Bluestone is $7,200, which includes the final payment due in November 2014.

NOTE 11: Comprehensive Income (Loss)

The Company displays comprehensive income (loss) in the consolidated statements of comprehensive income (loss). Items considered to be other comprehensive income (loss) include adjustments made for postemployment costs (under ASC Topic 715, Compensation – Retirement Benefits) and hedging activities (under ASC Topic 815).

SEVERSTAL DEARBORN, LLC

AND SUBSIDIARIES

Notes to Unaudited Consolidated Financial Statements

(Amounts in thousands of U.S. dollars unless otherwise noted)

Accumulated other comprehensive loss consists of the following:

	June 30,	December 31,
	2014	2013
Postemployment benefits	$(3,713)	(3,775)

Total accumulated other comprehensive loss	$(3,713)	(3,775)

NOTE 12: Fair Value Measurements

The Company utilizes valuation techniques that maximize the use of observable inputs and minimize the use of unobservable inputs to the extent possible. The Company determines fair value based on assumptions that market participants would use in pricing an asset or liability in the principal or most advantageous market.

The hierarchy that prioritizes the inputs to valuation techniques used to measure fair value is divided into three levels:

•	Level 1 – Unadjusted quoted prices in active markets for identical assets or liabilities

•	Level 2 – Unadjusted quoted prices in active markets for similar assets or liabilities; unadjusted quoted prices for identical or similar assets or liabilities in markets that are not active; or inputs other than quoted prices in active markets that are observable either directly or indirectly

•	Level 3 – Unobservable inputs for which there is little or no market data

The Company measures its financial assets and liabilities using one or more of the following three valuation techniques outlined in ASC Subtopic 820 10 Fair Value Measurements and Disclosures:

•	Market approach – Prices and other relevant information generated by market transactions involving identical or comparable assets or liabilities

•	Cost approach – Amount that would be required to replace the service capacity of an asset (replacement cost)

•	Income approach – Techniques to convert future amounts to a single present amount based upon market expectations

The Company has no financial assets or liabilities for which fair value was measured using Level 3 inputs.

(a) Items Measured at Fair Value on a Nonrecurring Basis

The Company has assets that may be measured at fair value on a nonrecurring basis. These assets include long lived assets which may be written down to fair value as a result of impairment. For the six months ended June 30, 2014, the Company recorded asset impairment charge of $915,738 for property, plant and equipment and intangible assets. The fair value of the asset was determined using the actual price negotiated to sell the net assets, adjusted for certain intercompany balances and expected estimated working capital price adjustments, of the Company to AK Steel Corporation (Level 2). The Company’s investment in Mountain State Carbon is also measured at fair value due to the transaction to acquire the remaining 50% interest subsequent to June 30, 2014, as discussed in Note 4 above.

(b) Financial Instruments Not Carried at Fair Value

SEVERSTAL DEARBORN, LLC

AND SUBSIDIARIES

Notes to Unaudited Consolidated Financial Statements

(Amounts in thousands of U.S. dollars unless otherwise noted)

The carrying value of the Company’s revolving credit facility approximates fair value based on interest rates that are believed to be available to the Company for debt with similar provisions provided for in the existing debt agreements.

The Company’s management has determined it is not practical to estimate and disclose the fair value of the Company’s long term receivable from a related party and unsecured loan – due to SUSH as they are related party arrangements.

NOTE 13: Derivative Instruments and Hedging Activities

The Company accounts for derivatives and hedging activities in accordance with ASC Topic 815, Derivatives and Hedging, which requires entities to recognize all derivative instruments as either assets or liabilities in the balance sheet at their respective fair values. For derivatives designated in hedging relationships, changes in the fair value are either offset through earnings against the change in fair value of the hedged item attributable to the risk being hedged or recognized in accumulated other comprehensive income (loss) until the hedged item is recognized in earnings.

The Company only enters into derivative contracts that it intends to designate as a hedge of a forecasted transaction or the variability of cash flows to be received or paid related to a recognized asset or liability (cash flow hedge). For all hedging relationships, the Company formally documents the hedging relationship and its risk-management objective and strategy for undertaking the hedge, the hedging instrument, the hedged item, the nature of the risk being hedged, how the hedging instrument’s effectiveness in offsetting the hedged risk will be assessed prospectively and retrospectively, and a description of the method of measuring ineffectiveness. The Company also formally assesses, both at the hedge’s inception and on an ongoing basis, whether the derivatives that are used in hedging transactions are highly effective in offsetting cash flows of hedged items. For derivative instruments that are designated and qualify as a cash flow hedge, the effective portion of the gain or loss on the derivative is reported as a component of other comprehensive income (loss) and reclassified into earnings in the same period or periods during which the hedged transaction affects earnings. Gains and losses on the derivative representing either hedge ineffectiveness or hedge components excluded from the assessment of effectiveness are recognized in current earnings.

The Company discontinues hedge accounting prospectively when it determines that the derivative is no longer effective in offsetting cash flows of the hedged item, the derivative expires or is sold, terminated, or exercised, the derivative is de-designated as a hedging instrument because it is unlikely that a forecasted transaction will occur, or management determines that designation of the derivative as a hedging instrument is no longer appropriate.

In all situations in which hedge accounting is discontinued and the derivative is retained, the Company continues to carry the derivative at its fair value on the balance sheet and recognizes any subsequent changes in its fair value in earnings.

Interest Rate Hedge

The Company was required to hedge its exposure to interest rate volatility by the terms and conditions of its debt agreement with KfW when it had borrowings in excess of $75,000. Borrowings on the term debt exceeded this amount in December 2007, and the Company entered into interest rate swap contracts on January 3, 2008. These derivative contracts were cash flow hedges that qualified for hedge accounting treatment. The swaps changed the

SEVERSTAL DEARBORN, LLC

AND SUBSIDIARIES

Notes to Unaudited Consolidated Financial Statements

(Amounts in thousands of U.S. dollars unless otherwise noted)

variable rate cash flow exposure on a portion of the debt obligations to fixed cash flows. The ineffective portion of these hedging instruments, if any, was included in the results of operations. Interest expense for the six months ended June 30, 2014 and 2013 includes $0 and $2,886, respectively, of net gains (losses) representing cash flow hedge ineffectiveness arising from differences between the terms of the interest rate swap and the hedged debt. The contracts were terminated in February 2013.

The following table summarizes the impact of interest rate cash flow hedges on accumulated other comprehensive loss:

Interest rate hedge:
Accumulated other comprehensive loss, January 1, 2013	$1,904
Net change on cash flow hedge
Reclassification to interest expense	(1,904)

Accumulated other comprehensive loss, June 30, 2013	$—

NOTE 14: Related Party Transactions

In 2010, Infocom, a related party, began providing information technology services to the Company. For the six months ended June 30, 2014 and 2013, purchases of such services amounted to $0 and $60 respectively. Amounts payable related to such purchases as of June 30, 2014 and December 31, 2013 were $0.

The Company purchases blast furnace coke from MSC, an unconsolidated subsidiary. In 2013, the Company also sold limited quantities of metallurgic coal, a raw material for coke production, to MSC. For the six months ended June 30, 2014 and 2013, purchases of blast furnace coke from MSC amounted to $71,573 and $73,117, respectively. Amounts payable related to such purchases as of June 30, 2014 and December 31, 2013 were $8,988 and $8,513, respectively. Coal sales to MSC for the six months ended June 30, 2014 and 2013 amounted to $1,340 and $3,568, respectively. Amounts receivable relating to such sales as of June 30, 2014 and December 31, 2013 were $0 and $1,429, respectively.

The Company purchases steel galvanizing services from Spartan, an unconsolidated subsidiary. For the six months ended June 30, 2014 and 2013, purchases of such services amounted to $24,294 and $16,765, respectively. Amounts payable related to such purchases as of June 30, 2014 and December 31, 2013 were $7,713 and $10,446, respectively.

The Company purchases steel processing services from Delaco Steel Processing, an unconsolidated subsidiary. For the six months ended June 30, 2014 and 2013, purchases of such services amounted to $1,473, and $1,443, respectively. Amounts payable related to such purchases as of June 30, 2014 and December 31, 2013 were $182 and $0, respectively.

The Company purchases certain services from CherMK & Shared Service C/T, related parties. For the periods ended June 30, 2014 and 2013, purchases of such services amounted to $0 and $392, respectively. Amounts payable related to such purchases as of June 30, 2014 and December 31, 2013 were $0.

The Company purchases scrap from Double Eagle, an unconsolidated subsidiary. For the periods ended June 30, 2014 and 2013, purchases amounted to $729 and $800, respectively. Amounts payable related to such purchases as of June 30, 2014 and December 31, 2013 were $339 and $457, respectively.

SEVERSTAL DEARBORN, LLC

AND SUBSIDIARIES

Notes to Unaudited Consolidated Financial Statements

(Amounts in thousands of U.S. dollars unless otherwise noted)

The Company purchases certain raw materials, services, and semi-finished steel from other related parties located in North America and Europe. The Company also sells certain services, raw materials, and semi-finished steel to the same related parties. Purchases and sales for six months ended June 30, 2014 and 2013 and amounts payable and receivable for such transactions as of June 30, 2014 and December 31, 2013 are as follows:

	Six Months ended June 30, 2014		As of June 30, 2014
	Purchases	Sales	Payable	Receivable
Severstal US Holdings, LLC	$—	—	—	23,679
Severstal Columbus, LLC	60,222	3,822	8,160	625

Total	$60,222	3,822	8,160	24,304

	Six Months ended June 30, 2013		As of December 31, 2013
	Purchases	Sales	Payable	Receivable
Severstal US Holdings, LLC	$—	—	346	6,797
Severstal Columbus, LLC	39,451	2,460	10,055	15,603

Total	$39,451	2,460	10,401	22,400

During the six month period ended June 30, 2013, the Company incurred and recorded as expense $10,252 of corporate management services, such as payroll, legal and other professional services. The expense for these management services are reflected in selling and administrative expenses in the accompanying statement of operation. Effective January 1, 2014, the Company started allocating the cost of these corporate management services in their entirety to SUSH.

In April 2008, the Company agreed to loan Severstal Columbus, LLC up to $130,000 in exchange for a promissory note yielding 15% interest that matured on September 30, 2014. The subordinated debt agreement provides for payment-in-kind (PIK) interest until Columbus’ primary loan agreements permit cash payment of interest. In February 2010, an amendment extended the expiration date to September 2018. In September 2012, the agreement was amended to change the interest rate to 8.0%. For the six months ended June 30, 2014 and 2013, the Company recorded interest income of $3,760 and $3,476 for this note. On June 30, 2014 and December 31, 2013, the outstanding loan amount, which consists of principal and PIK interest, was $97,800 and $94,000, respectively.

Note 15: Impairment

On July 19, 2014, Severstal Columbus Holdings, LLC, the Company’s parent, entered into a membership interest purchase agreement (MIPA) to sell all issued and outstanding membership interest units of the Company to AK Steel Corporation (AK Steel) for $700,000 of consideration. The sale is subject to customary closing conditions, purchase price adjustment relating to working capital, and regulatory approvals. Subject to the conclusion of the regulatory review, the closing is expected to occur late in the third quarter or in the fourth quarter of 2014.

SEVERSTAL DEARBORN, LLC

AND SUBSIDIARIES

Notes to Unaudited Consolidated Financial Statements

(Amounts in thousands of U.S. dollars unless otherwise noted)

The MIPA triggered measurement of long lived assets for impairment using the selling price for the membership interests as the primary indicator of fair market value. On June 30, 2014, the Company recorded an asset impairment charge of $915,738. The impairment is reflected in Impairment of long-lived assets on the accompanying consolidated statement of operations for the six months ended June 30, 2014 and applied to the following assets on the balance sheet as of June 30, 2014:

Property, plant, and equipment:
Buildings and improvements	$214,722
Machinery and equipment	697,621
Intangible assets	3,395

$915,738

Note 16: New Accounting Pronouncements

The Financial Accounting Standards Board issued Accounting Standards Update No. 2014-09, Revenue from Contracts with Customers (Topic 606), during the second quarter of 2014. Topic 606 affects virtually all aspects of an entity’s revenue recognition, including determining the measurement of revenue and the timing of when it is recognized for the transfer of goods or services to customers. Topic 606 is effective for public companies for annual reporting periods beginning after December 15, 2016. The Company is currently evaluating the effect and method of adoption of Topic 606 on its financial position and results of operations.

Note 17: Subsequent Events

The Company has evaluated subsequent events from the consolidated balance sheet date through September 3, 2014, the date at which the consolidated financial statements were available to be issued, and determined there were no items to disclose, except as discussed above.

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